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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported)             January 4, 2002



                           CONTANGO OIL & GAS COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                   000-24971              95-4079863
(State or other jurisdiction        (Commission            (IRS Employer
      of incorporation)             File Number)         Identification No.)


                        3700 BUFFALO SPEEDWAY, SUITE 960
                              HOUSTON, TEXAS 77098
                    (Address of principal executive offices)

                                 (713) 960-1901

              (Registrant's telephone number, including area code)



                                       N/A

         (Former name or former address, if changed since last report.)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     Contango Oil & Gas Company entered into an Asset Purchase Agreement with Juneau Exploration L.P. to purchase all of the working and revenue interests of Juneau Exploration L.P. in the Company's South Texas Exploration Program (STEP) properties effective as of January 1, 2002. The sole manager of Juneau Exploration L.P. is John B. Juneau, one of our directors.

     Contango paid approximately $11 million in cash and funded the acquisition with cash on hand and increased availability under an expanded $17 million secured oil and gas revolving credit facility provided by Guaranty Bank, FSB. Contango also expects to close an additional $4 million acquisition of STEP proved developed producing reserves in two separate transactions scheduled for April and July of 2002. The actual acquisition prices for the later two closings will be based on natural gas and crude prices in effect at the time of the anticipated April and July closings.

     Contango acquired Juneau Exploration's interests in 22 onshore producing oil and gas wells located in Jim Hogg and Brooks Counties, Texas. The net proved developed producing reserves of natural gas and oil for the acquired properties as of January 1, 2002 are estimated to be approximately 6.1 Bcfe (6.9 MMbtue). As a result of this acquisition, the Company's working and net revenue interest in these wells was increased from approximately 45% and 32% to approximately 56% and 42%, respectively. Current daily production has increased from approximately 15 Mcfe to 20 Mcfe. The acquisition price is based on the monthly NYMEX prices for natural gas and oil as of January 4, 2002, adjusted for basis, btu and transportation differentiations, with cash flows discounted at 10%.

     Within the 75 days of the acquisition, Contango will file an audited statement of revenues and direct operating expenses, along with the oil and gas reserve disclosures, which will provide historical information with the respect to the acquired properties. The Company will also file unaudited pro forma condensed consolidated financial statements and related notes.

     A copy of the press release issued by Contango on January 8, 2002 concerning the acquisition is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 5. OTHER EVENTS

     During December 2001 and January 2002, Contango closed a significant portion of its 2002 and 2003 natural gas swap contracts, which resulted in approximately $2.4 million of realized gains for the period from October 1, 2001 through January 14, 2001. Previously in the fiscal first quarter ending September 30, 2001, the Company recognized approximately $2.8 million in realized gains from hedging activities. As a result, Contango's realized gains from hedging activities for its 2002 fiscal year to date are $5.2 million. Our hedging activities significantly improved our earnings and cash position during the period presented. The Company currently has 8,000 MMbtud hedged at $2.725 per MMbtu for the months of February 2002 through December 2003.

     This Form 8-K includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections or other statements, other than


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statements of historical fact, are forward-looking statements. Although
Contango believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Certain risk and uncertainties inherent in Contango's business are set forth in the filing of Contango with the Securities and Exchange Commission.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

     The following is a list of exhibits filed as part of this Form 8-K. Where so indicated by footnote, exhibits, which were previously filed, are incorporated by reference.

Exhibit No.                   Description of Document
-----------      ---------------------------------------------------
  10.1           Asset Purchase Agreement by and among Juneau Exploration, L.P.
                 and Contango Oil and Gas Company dated January 4, 2002,

  10.2 First Amendment dated as of January 8, 2002 to Credit Agreement between Contango Oil and Gas Company and Guaranty Bank, FSB dated June 29, 2001,

  99.1           Press Release issued January 8, 2002.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CONTANGO OIL & GAS COMPANY

Date:  January 18, 2002            By:   /s/ KENNETH R. PEAK
                                         -------------------------------------
                                         Kenneth R. Peak
                                         President and Chief Executive Officer

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